Quantum Energy Inc. Financial Disclosure – 99.2

3825 Rockbottom

Henderson, Nevada 89030

December 9, 2020

I Harry Ewert herein accept the appointment as President and Chief Executive Officer of Quantum Energy, Inc.

Harry Ewert